Exhibit 10.1 1 LUMEN TECHNOLOGIES, INC. DIRECTOR CHARITABLE CONTRIBUTION GUIDELINES (Effective August 13, 2025) 1. PURPOSE OF THE PROGRAM The purpose of the Director Charitable Contribution Program (the “Program”) is to acknowledge the service of departing non-employee members (“Directors”) of the Board of Directors (the “Board”) of Lumen Technologies, Inc. (the “Company”) and recognize the mutual interest of the Company and the Directors in support of eligible educational and charitable organizations. 2. DIRECTOR ELIGIBILITY An “Eligible Director” under the Program is a Director who: (1) is not an employee of the Company on the date the Director ceases to be a member of the Board (the Director’s “Retirement Date”); (2) has served for at least one one-year term on the Board; (3) ceases to be a member of the Board due to his or her retirement, failure to stand for reelection at the end of his or her then-current term, or death; and (4) is otherwise deemed to be eligible by the Nominating and Corporate Governance Committee (the “NCGC”) of the Board. 3. ELIGIBLE ORGANIZATIONS; APPROVAL OF ORGANIZATIONS An “Eligible Organization” under the Program is an organization that (1) at both the time of its designation by an Eligible Director (or, in the case of a deceased Eligible Director, his or her representative) and the time a donation is made, qualifies for tax-exempt status under section 501(c)(3) of the Internal Revenue Code and (2) has been approved by the Company’s Chief Executive Officer, Chief Financial Officer, or Chief People Officer (each, an “Approving Officer”). An organization will be approved unless the Approving Officer determines, in the exercise of good faith judgment, that a donation to the organization would be detrimental to the best interests of the Company. Notwithstanding the foregoing, private foundations may not be Eligible Organizations. 4. AMOUNT OF DONATION(S), DESIGNATION OF ORGANIZATION(S), AND PAYMENTS The Company will make a donation to one or more Eligible Organizations on behalf of an Eligible Director. The aggregate amount of the donation(s) will be established by the NCGC with the approval of an Approving Officer prior to an Eligible Director’s Retirement Date (or, in the case of a deceased Eligible Director, promptly following his or her death).

Exhibit 10.1 2 Following the establishment of the aggregate amount of the donation(s), either Approving Officer or his or her delegates will request that each Eligible Director (or, in the case of a deceased Eligible Director, his or her spouse or, if he or she is unmarried at the time of death, the executor of his or her estate) designate one or more Eligible Organizations to be the recipient(s) of the Company’s donation(s) to be made in the Eligible Director’s name. All donations must be in multiples of $1,000. Other than in the case of a deceased Eligible Director (in which case, the destination may be made at any time prior to the first anniversary of his or her death), the Eligible Director must designate the Eligible Organization(s) prior to his or her Retirement Date. The donation(s) will be made by the Company as soon as practicable after the Eligible Director’s Retirement Date (or, in the case of a deceased Eligible Director, the designation of the Eligible Organization(s)). 5. FUNDING AND PROGRAM ASSETS Donations shall be made from the Company’s general assets. 6. AMENDMENT OR TERMINATION The Board may amend, suspend, or terminate this Program at any time without the consent of the Directors. Without limiting the generality of the foregoing, no Eligible Director shall have any right to direct or cause the Company to make any donations under this Program. Further, nothing contained in the Program shall create, or be deemed to create, a trust, actual or constructive, for the benefit of a Director or any organization recommended by a Director to receive a donation, or shall give, or be deemed to give, any Director or recommended organization any interest in any assets of the Company. 7. ADMINISTRATION Except as otherwise specifically provided, the Program shall be administered by the Company’s Chief People Officer (the “Administrator”). The Administrator may use such resources and personnel of the Company as may be considered by the Administrator necessary or desirable to administer the Program. The Administrator’s determination with respect to any questions arising as to interpretation of the Program shall be final, conclusive, and binding on all interested parties. Approved by the Nominating and Corporate Governance Committee on August 13, 2025